AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT

This Amendment (this “Amendment”), effective April 30, 2021, is made to the Shareholder Services Agreement by and between Great-West Funds, Inc. (“Great-West Funds”) and Empower Retirement, LLC (“Empower”).

WHEREAS, Great-West Funds and Empower are parties to a Shareholder Services Agreement, dated April 29, 2020, as amended (the “Agreement”); and

WHEREAS, pursuant to Section 12.1 of the Agreement, Great-West Funds and Empower desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and Empower agree as follows:

1.	Appendix A of the Agreement is deleted in its entirety and replaced with the Appendix A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

GREAT-WEST FUNDS, INC.		EMPOWER RETIREMENT, LLC

By:	/s/ Kelly B. New	By:	/s/ Jonathan Kreider
Name:	Kelly B. New	Name:	Jonathan Kreider
Title:	Treasurer	Title:	Vice President

Amendment to Shareholder Services Agreement	Page 1 of 3

APPENDIX A

Great-West Ariel Mid Cap Value Fund

Great-West Bond Index Fund

Great-West Core Bond Fund

Great-West Emerging Markets Equity Fund

Great-West Global Bond Fund

Great-West Government Money Market Fund

Great-West High Yield Bond Fund

Great-West Inflation-Protected Securities Fund

Great-West International Growth Fund

Great-West International Index Fund

Great-West International Value Fund

Great-West Large Cap Growth Fund

Great-West Large Cap Value Fund

Great-West Mid Cap Value Fund

Great-West Multi-Sector Bond Fund

Great-West Real Estate Index Fund

Great-West S&P 500® Index Fund

Great-West S&P Mid Cap 400® Index Fund

Great-West S&P Small Cap 600® Index Fund

Great-West Short Duration Bond Fund

Great-West Small Cap Growth Fund

Great-West Small Cap Value Fund

Great-West T. Rowe Price Mid Cap Growth Fund

Great-West U.S. Government Securities Fund

Great-West Lifetime 2015 Fund

Great-West Lifetime 2020 Fund

Great-West Lifetime 2025 Fund

Great-West Lifetime 2030 Fund

Great-West Lifetime 2035 Fund

Great-West Lifetime 2040 Fund

Great-West Lifetime 2045 Fund

Great-West Lifetime 2050 Fund

Great-West Lifetime 2055 Fund

Great-West Lifetime 2060 Fund

Great-West Aggressive Profile Fund

Great-West Moderately Aggressive Profile Fund

Great-West Moderate Profile Fund

Great-West Moderately Conservative Profile Fund

Great-West Conservative Profile Fund

Great-West SecureFoundation® Balanced Fund

Great-West SecureFoundation® Lifetime 2015 Fund

Great-West SecureFoundation® Lifetime 2020 Fund

Great-West SecureFoundation® Lifetime 2025 Fund

Great-West SecureFoundation® Lifetime 2030 Fund

Great-West SecureFoundation® Lifetime 2035 Fund

Great-West SecureFoundation® Lifetime 2040 Fund

Great-West SecureFoundation® Lifetime 2045 Fund

Great-West SecureFoundation® Lifetime 2050 Fund

Great-West SecureFoundation® Lifetime 2055 Fund

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Great-West SecureFoundation® Lifetime 2060 Fund

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